UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014

 NETGEAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive
San Jose, CA 95134
(Address, including zip code, of principal executive offices)

(408) 907-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2014, the stockholders of NETGEAR, Inc. (the “Company”) approved an amendment to the Company's Amended and Restated 2006 Long-Term Incentive Plan (as amended, the “Amended Plan”) to increase in the number of shares of common stock authorized for issuance thereunder by 1,500,000 shares, so that a total of 11,000,000 shares are reserved.

A copy of the Amended Plan is attached as Appendix A to the Company's proxy statement, as filed with the Securities and Exchange Commission on April 18, 2014.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on June 3, 2014, at the Company's headquarters located at 350 East Plumeria Drive, San Jose, California, 95134, pursuant to the Notice sent on or about April 18, 2014 to all stockholders of record at the close of business on April 4, 2014.

At the meeting, 32,621,965 shares were represented in person or by proxy, which constituted a quorum. The results of the four proposals were as follows:

1. The election of nine (9) directors to serve until the next Annual Meeting of Stockholders:

	For	Withheld	Broker Non-votes
Jocelyn Carter-Miller	30,710,352	12,058	1,899,555
Ralph E. Faison	30,700,092	22,318	1,899,555
A. Timothy Godwin	30,706,974	15,436	1,899,555
Jef Graham	30,709,246	13,164	1,899,555
Linwood A. Lacy, Jr.	30,560,172	162,238	1,899,555
Patrick C.S. Lo	30,177,773	544,637	1,899,555
Gregory J. Rossmann	30,562,502	159,908	1,899,555
Barbara V. Scherer	30,708,896	13,514	1,899,555
Julie A. Shimer	30,709,446	12,964	1,899,555

2. Approval of the ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014:

For:	32,213,100
Against:	212,645
Abstain:	8,512
Broker Non-Votes:	0

3. Approval of the non-binding advisory proposal regarding executive compensation:

For:	30,265,571
Against:	246,251
Abstain:	22,880
Broker Non-Votes:	1,899,555

4. Approval of an amendment to the Amended and Restated 2006 Long-Term Incentive Plan to increase the number of shares of the Company’s common stock authorized for issuance thereunder by 1,500,000 shares:

For:	23,819,016
Against:	6,704,819
Abstain:	10,867
Broker Non-Votes:	1,899,555

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETGEAR, INC.

Dated: June 4, 2014	By:	/s/ Andrew W. Kim
Andrew W. Kim
Senior Vice President, Corporate Development and General Counsel